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                                  EXHIBIT 10.30


                           DRILLING ALLIANCE AGREEMENT

                  This DRILLING ALLIANCE AGREEMENT, entered into as of June 26, 1998 (the "Agreement"), by and among Bayard Drilling, L.P., a Delaware limited partnership ("Bayard"), and TransTexas Gas Corporation, a Delaware corporation ("TransTexas").


                              W I T N E S S E T H:


                  WHEREAS, as of May 26, 1998, Bayard and TransTexas entered into that certain Asset Purchase Agreement (the "Purchase Agreement"), pursuant to which TransTexas is selling certain oil and gas well drilling assets to Bayard, including, but not limited to, the drilling rigs set forth on Schedule 1.1(a) thereto (the "TransTexas Rigs");

                  WHEREAS, the Purchase Agreement contemplates, among other things, that the parties hereto will enter into this Agreement in order to set forth the terms of an alliance between parties pursuant to which (i) TransTexas will agree to obtain certain oil and gas well drilling services from Bayard and
(ii) Bayard will agree to make available the Alliance Rigs for the purpose of providing such services to TransTexas;

                  WHEREAS, Bayard and TransTexas recognize the mutual benefits to be derived by such an alliance and further desire to set forth the terms and conditions of such arrangements herein;

                  WHEREAS, on the date hereof, TransTexas is implementing the Security Arrangement (as defined in the Purchase Agreement) in order to secure the due and punctual payment by TransTexas of all amounts owing to Bayard pursuant to the Drilling Contracts (as hereinafter defined); and

                  WHEREAS, capitalized terms used herein without definition shall have the respective meanings set forth in Section 9;

                  NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Term. The term of this Agreement (the "Term") shall commence on the date hereof and end on December 31, 2000, unless the Term is extended by mutual agreement of the parties or this Agreement is terminated as of an earlier date in accordance with Section 7.



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                  SECTION 2.        Drilling Alliance.

                  (a) Subject to Section 3, if TransTexas or any of its Affiliates propose to conduct (either directly or indirectly through any contractor or other third party) any Alliance Drilling Activities during the Term, TransTexas shall conduct such activities solely by engaging Bayard to make available one or more Alliance Rigs and provide Related Drilling Services to TransTexas upon the terms and conditions set forth in this Agreement and in any Drilling Contracts that may be entered into by the parties as provided herein.

                  (b) Subject to Section 3, Bayard shall make the Alliance Rigs available to TransTexas and provide Related Drilling Services to TransTexas, upon the terms and conditions set forth in this Agreement and in any Drilling Contracts that may be entered into by the parties as provided herein.

                  SECTION 3. Requests for Drilling Services. As promptly as practicable after TransTexas determines that it or any of its Affiliates proposes to conduct any Alliance Drilling Activities, TransTexas shall deliver a written notice (a "Drilling Notice") to Bayard identifying (i) the applicable well site or sites at which such activities will be conducted (the "Well Sites"), (ii) the type of rig required by TransTexas at the Well Site (classified on the basis set forth in Exhibit B hereto) and (iii) the date upon which preparation of the Well Sites will be completed and a rig or rigs will be required by TransTexas to commence drilling activities thereon (the "Commencement Date"), which date shall be no less than 20 days (or, if the Drilling Notice contains an Accelerated Drilling Request, five business days) after the date upon which such notice is delivered to Bayard. Within five days (or, if the Drilling Notice contains an Accelerated Drilling Request, two business days) after receipt of a Drilling Notice, Bayard shall deliver a written notice (a "Response Notice") which identifies the Alliance Rig proposed to be made available to TransTexas and encloses a copy of the Drilling Contract to be entered into by the parties with respect to the Well Sites as contemplated by Section 4. Notwithstanding the foregoing, if TransTexas delivers a Drilling Notice to Bayard which contains an Accelerated Drilling Request, Bayard shall be entitled to state in the Response Notice that it is not able to provide an Alliance Rig to TransTexas at one or more Well Sites by the requested Commencement Date and, upon receipt of such notice by TransTexas, (i) Bayard shall have no obligation to provide Alliance Rigs or Related Drilling Services to TransTexas in order to drill for oil or gas at such Well Sites and (ii) TransTexas shall be entitled to obtain drilling rigs and Related Drilling Services from a third party other than Bayard in order to drill for oil and gas at such Well Sites. In addition, if TransTexas delivers a Drilling Notice to Bayard which requests a type of rig which is not then available within a radius of 125 miles from the Well Site, (i) Bayard shall have no obligation to provide Alliance Rigs or Related Drilling Services to TransTexas at such Well Site, unless TransTexas agrees in writing to pay the moving dayrates and actual trucking costs related to the transportation of the rig to the Well Site in accordance with Exhibit B hereto, and (ii) if Bayard notifies TransTexas that it elects not to provide Alliance Rigs and Related Drilling Services to TransTexas at such Well Site, TransTexas shall be entitled to obtain drilling rigs and related drilling services from a third party other than Bayard in order to drill for oil and gas at such Well Site.




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                  SECTION 4.  Drilling Contracts; Dayrates.

                  (a) Prior to the applicable Commencement Date, TransTexas and Bayard shall enter into a drilling contract (each, a "Drilling Contract") for each Alliance Rig to be made available by Bayard to TransTexas hereunder, which contract shall be in the form attached as Exhibit A hereto and shall incorporate the applicable contract drilling rates (the "Dayrates") set forth in Exhibit B hereto; provided, however, that the Dayrates contained in each Drilling Contract shall be subject to revision (i) on a quarterly basis to reflect any actual increases or decreases in Labor Costs experienced by Bayard after the date hereof in the area in which the applicable Well Sites are located (it being understood that Bayard shall provide to TransTexas such information as TransTexas shall reasonably request in order to substantiate any actual increase in such Labor Costs) and (ii) on September 30, 1999, by mutual agreement of the parties (or, if applicable, by decision of an arbitrator) as set forth in paragraph (b) below.

                  (b) At any time during the ten-day period commencing August 31, 1999, either Bayard or TransTexas, by delivering a written notice (a "Rate Revision Notice") to the other, may request a revision to the Dayrates. If any such request is made, Bayard and TransTexas shall negotiate in good faith for a period of 20 days after the delivery of the Rate Revision Notice with a view toward establishing new contract drilling rates (the "Revised Dayrates"). If the parties are unable to agree on Revised Dayrates during such period, it is expressly understood and agreed that (i) the Dayrates then in effect shall continue in force unless and until modified in accordance with this paragraph
(b) (provided, however, that, if and to the extent that the Dayrates are subsequently modified in accordance with this paragraph (b), such modification shall be retroactive to the date of delivery of the applicable Rate Revision Notice) and (ii) either Bayard or TransTexas shall have the right to submit to an arbitrator the issue of whether and to what extent the Dayrates then in effect should be modified so as to ensure that the Drilling Contracts continue to reflect commercially reasonable contract drilling arrangements. The selection of such an arbitrator and the conduct of any arbitration proceedings shall be governed by the arbitration provisions set forth in Section 9.7 of the Purchase Agreement; provided, however, that the parties shall use commercially reasonable efforts to cause the arbitrator to render a decision with 40 days after the arbitrator has been selected.

                  (c) TransTexas shall pay for all services rendered by Bayard under each Drilling Contract in accordance with the provisions of Section 5 thereof. The parties hereto agree that, notwithstanding any contrary usage or custom in the oil and gas drilling industry, (i) payments made by TransTexas later than 30 days after receipt of the invoice shall be subject to the interest penalty set forth in Section 5.2 of the applicable Drilling Contract and (ii) if TransTexas fails to make any payment as and when required to be made under any Drilling Contract (subject to the provisions that permit TransTexas to withhold payment of a disputed item under certain circumstances) and Bayard is not able to obtain prompt and punctual payment through the Security Arrangement, Bayard may immediately discontinue providing drilling services to TransTexas under such Drilling Contract.

                  SECTION 5. Farm-outs. If TransTexas proposes to farm-out its interest in any significant oil and gas properties (the "Farm-out Properties") under circumstances in which



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TransTexas has the ability to control or influence the selection by the proposed operator of the drilling contractor, TransTexas shall use commercially reasonable efforts to cause such operator to negotiate with Bayard with a view to retaining Bayard as drilling contractor to drill for oil and gas and provide related services on the Farm-out Properties; provided, however, that (i) TransTexas shall have no obligation to cause the proposed operator to retain Bayard and (ii) the terms of any drilling contract or similar arrangement between Bayard and the proposed operator shall be as negotiated by them and may differ from the terms set forth in this Agreement.

                  SECTION 6. Right to Engage in Other Activities. The parties hereto and their respective Affiliates shall be free to conduct any drilling activities and enter into any agreements in connection therewith which are not in conflict with the provisions of this Agreement or the Purchase Agreement. Without limiting the generality of the foregoing, nothing contained in this Agreement shall be construed to restrict or impair in any manner the right of Bayard or any of its respective Affiliates to provide oil and gas well drilling services to any person or entity (whether or not such person or entity is a competitor of TransTexas).

                  SECTION 7. Disputes. Any dispute under this Agreement or any Drilling Contract shall be governed by the arbitration provisions set forth in
Section 9.7 of the Purchase Agreement.

                  SECTION 8. Termination. This Agreement may be terminated as follows:

                  (a) by Bayard if, TransTexas fails to make any payment as and when required to be made under any Drilling Contract (subject to the provisions that permit TransTexas to withhold payment of a disputed item under certain circumstances) and Bayard is not able to obtain prompt and punctual payment as and when due through the Security Arrangement.

                  (b) by either party after giving at least 30 days' prior written notice to the other party identifying specifically the basis for such notice, if the other party breaches its obligations under this Agreement in any material respect or breaches its obligations under any Drilling Contracts in a manner that has a material adverse effect on the performance by the other party under this Agreement and the Drilling Contracts, taken as a whole (other than the failure to make any payment as and when required to be made under the provisions of any Drilling Contract), unless the breaching party has within such 30-day period either (x) cured such breach (if such breach is curable) or (y) made substantial progress to cure such breach (if such breach is curable) and implemented a plan that results in a cure of such breach within 60 days of such notice; or

                  (c) by either party if the other party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.



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Upon the termination of this Agreement under this section, no party shall have any further liability hereunder, except (i) with respect to liability for failure to pay any amount owing under this Agreement or any Drilling Contract,
(ii) with respect to any willful breach of this Agreement and (iii) Section 6 shall survive such termination and shall remain in full force and effect.

                  SECTION 9. Definitions. As used herein, the terms set forth below have the following respective meanings:

                  "Accelerated Drilling Request" means a request made in good faith by TransTexas in a Drilling Notice to the effect that it will be necessary under the circumstances that the Commencement Date for drilling activities at a Well Site be less than 20 days after the date of such notice, which request shall be accompanied by a reasonably detailed statement of the reasons therefor.

                  "Affiliate" has the meaning set forth in the Purchase
Agreement.

                  "Alliance Drilling Activities" means any Covered Drilling Activities, but only to the extent that such activities may be conducted by Bayard utilizing the Alliance Rigs.

                  "Alliance Rigs" means any 15 Rigs designated from time to time by Bayard in consultation with TransTexas or any reasonably equivalent drilling rigs owned by Bayard which are available to provide drilling services to TransTexas.

                  "Covered Drilling Activities" means any land drilling activities (other than Non-Operator Drilling Activities) which are conducted, directly or indirectly, by or on behalf of TransTexas (whether acting alone or through any of its Affiliates, as a member of a partnership or a joint venture or an investor in, or a holder of securities of, any corporation or other entity or otherwise) in connection with the exploration for or development of oil and gas reserves in the States of Alabama, Louisiana, Mississippi, New Mexico, Oklahoma and Texas.

                  "Labor Costs" means actual compensation paid to employees (including overtime) and all related costs, including, but not limited to, workers compensation, taxes, and benefits costs and expenses.

                  "Non-Operator Drilling Activities" means any land drilling activities conducted with respect to properties in which TransTexas or one of its affiliates holds an interest but as to which it is not the operator under the applicable operating agreement (or, solely in Louisiana, the designated operator under applicable law); provided, however, that TransTexas shall act in good faith by not causing or arranging for a third party to be designated as operator with respect to any properties in which it has a significant interest in a manner that contravenes the purpose and intent of this Agreement.

                  "Related Drilling Services" means the drilling services set forth in the applicable Drilling Contract.




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                  SECTION 10. Amendment. Except as otherwise expressly provided herein, the provisions of this Agreement shall not be amended or waived except upon the written agreement of all parties hereto.

                  SECTION 11. No Assignment; Binding Effect. This Agreement may not be assigned by either party without the written consent of the other party; provided, however, that in the case of an assignment of this Agreement as a part of a business combination involving the sale or assignment by a party of all or substantially all its assets, such consent shall not be unreasonably withheld. Any purported or attempted assignment in violation of this Section 11 shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns (it being understood and agreed that, except as expressly provided herein, nothing contained in this Agreement is intended to confer upon any other person any rights, benefits or remedies of any kind or character whatsoever).

                  SECTION 12. Severability. Whenever possible, each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law. If any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  SECTION 13. Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not affect the interpretation of this Agreement.

                  SECTION 14. Notices. Any notices required or permitted to be sent hereunder shall be delivered by hand, by telex or telecopier, or by certified or registered mail, postage prepaid and return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the other parties. Notices shall be deemed to have been given upon delivery, if delivered by hand, three days after mailing, if mailed, one business day after delivery to the courier, if delivered by overnight courier service, and upon receipt of a confirmation of receipt generated by the recipient's facsimile or telex equipment, if delivered by facsimile or telex:

                              If to Bayard, to:

                              Bayard Drilling, L.P.
                              4005 N.W. Expressway, Suite 550E
                              P.O. Box 268867
                              Oklahoma City, Oklahoma 73126-8867
                              Attention: Manager
                              Fax No. (405) 840-9553




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                              If to TransTexas, to:

                              TransTexas Gas Corporation
                              1300 North Sam Houston Parkway
                              Suite 310
                              Houston, Texas  77032
                              Attention: President
                              Fax No. (281) 986-8865

                              With a copy to:

                              Drilling Manager
                              Fax No. (281) 986-8877

                  SECTION 15. Governing Law. This Agreement shall be governed in accordance with the laws of the State of Texas, without giving effect to the choice of law principles thereof.

                  SECTION 16. Relationship of the Parties. In providing drilling services hereunder, Bayard is acting only as an independent contractor. This Agreement establishes and shall only be construed as establishing a contract between two unrelated business entities and does not and shall not be deemed to create a partnership, joint venture, agency or any other type of joint relationship.

                  SECTION 17. Entire Agreement. This Agreement, together with the agreements or instruments governing the Security Arrangement and any Drilling Contracts entered into hereunder, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, written or oral, regarding the subject matter hereof. Notwithstanding any thing to the contrary set forth herein, any dispute by the parties under the Purchase Agreement shall not affect the status of this Agreement or any Drilling Contracts or the availability of any rights or remedies hereunder or thereunder, and no offset of any amounts due under the Purchase Agreement shall affect amount paid pursuant to this Agreement or any Drilling Contracts.

                  SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.




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                  IN WITNESS WHEREOF, the undersigned have executed this
Agreement as of the date first above written.


                                   TRANSTEXAS GAS CORPORATION


                                   By:       /s/  Arnold H. Brackenridge
                                      ----------------------------------------
                                   Name:     Arnold H. Brackenridge
                                        --------------------------------------
                                   Title:    President
                                         -------------------------------------


                                   BAYARD DRILLING, L.P.

                                   By: Bayard Drilling, L.L.C.,
                                       general partner


                                   By:       /s/  James E. Brown
                                      ----------------------------------------
                                       Manager